                                                                 Exhibit 99.1


              EDUCATION REALTY REPORTS SECOND QUARTER 2006 RESULTS

MEMPHIS, TENNESSEE, AUGUST 7, 2006 -- Education Realty Trust, Inc. (NYSE: EDR), one of America's largest owners and operators of collegiate student housing, today reported financial and operational results for the second quarter ended June 30, 2006. Among its highlights, EDR reported:

     o Total revenue increased 33% to $29.1 million for the second quarter 2006 compared to $21.9 million for the second quarter of 2005. Operating income increased to $4.7 million from a $0.4 million operating loss for the comparable quarter last year. Net loss for the second quarter 2006 improved to $2.5 million from a $4.1 million loss for the same period last year;

     o Funds from operations (FFO) for the second quarter 2006 increased 28% to $6.3 million from $4.9 million for the same quarter in 2005. FFO per weighted average potentially dilutive share increased 9% to $0.23 per share from $0.21 per share for the same quarter last year;

     o For the six months ended June 30, 2006, total revenue increased 55% to $59.1 million from $38.1 million for the same period last year. Operating income increased to $10.6 million from a $3.3 million loss a year ago and net loss improved to $3.3 million from a $10.4 million loss for the same period last year. FFO increased 279% to $14.7 million from $3.9 million for the same period in 2005;

     o Average same community economic occupancy was 92.2% for the second quarter of 2006, up from 90.8% for the second quarter of 2005;

     o Pre-leasing for the 2006/2007 academic year is ahead of the previous year, with 94% of beds at EDR-owned and operated communities pre-leased as of July 31, 2006 compared to 93% preleased at the same time last year;

     o Average rental rates are projected to be 4.2% higher on average for new Fall 2006 leases over rates for the lease term just ended;

     o The purchase of Players Club a 624-bed community serving Georgia Southern University in Statesboro, Georgia on June 15, 2006;

     o The start of construction on two multi-phase development consulting projects at Indiana University of Pennsylvania and at California University of Pennsylvania;

     o The start of construction on a new 600-bed off-campus joint-venture development near the University of North Carolina, Greensboro;

     o Being selected by the University of Alabama at Tuscaloosa to develop the $31.7 million Freshman Village;

     o Declaration of a regular quarterly cash dividend of $.2975 per share payable August 9, 2006;

     SECOND QUARTER 2006 OPERATING RESULTS

     Quarterly revenues were $29.1 million, a 33% increase over the $21.9 million of revenue posted for the quarter ended June 30, 2005. The increase was driven by the addition of $3.4 million in lease revenue generated from the portfolio of 13 regional collegiate communities purchased from Place Properties LP in January 2006 and the impact of owning 1,200 additional beds compared to the same period last year. Revenues from third-party development services and third-party management services also contributed to the increase in quarterly revenue. Development services revenue in the second quarter 2006 increased more than four fold to approximately $0.9 million. Management services revenue in the second quarter rose 97% from the same period last year to approximately $0.7 million.

     Operating income was $4.7 million for the second quarter 2006, a $5.1 million increase compared to an operating loss of $0.4 million for the same period in 2005. Operating income growth was strong despite a $0.8 million increase in general and administrative expenses, which include costs associated with first-year implementation of the Sarbanes-Oxley Act requirements. The improved operating income was offset by a $3.2 million increase in interest expense, excluding amortization of debt premiums/discounts, mostly related to the Place portfolio. As a result, net loss improved by $1.6 million from a net loss of $4.1 million in the second quarter of 2005 to a loss of $2.5 million for the second quarter 2006.

     Funds from operations (FFO) for the second quarter 2006 increased 28% to $6.3 million compared with $4.9 million for the second quarter of 2005. Quarterly FFO per weighted average potentially dilutive share increased 9% to $0.23 versus $0.21 per share for the same period last year.

     A reconciliation of FFO to net loss, the most directly comparable GAAP measure, is included in a schedule accompanying this press release.

     "We have posted another solid quarter. Revenues rose sharply and operating expenses rose modestly over the comparable quarter. We achieved strong operating income growth despite higher than anticipated growth in general and administrative expenses. We also produced near double-digit FFO growth for the quarter despite increasing pressure from rising short-term interest rates," said EDR Chairman, President and Chief Executive Officer Paul O. Bower. "Pre-leasing for the new academic year is strong. We expect rental rates across our portfolio to be up an average of 4.2% for the year ahead. These indicators make us optimistic about the upcoming academic year while we will continue to confront anticipated rising short-term interest rates and corporate expense pressure for the balance of 2006."

     "Our development team has been extremely active. During the quarter, we started construction on two new, on-campus developments in Pennsylvania and broke ground on a new off-campus joint venture in North Carolina. In July we were pleased to be awarded a new on-campus development contract at the University of Alabama," said Bower. "We also continue to look for accretive acquisitions of quality off-campus collegiate communities. During the second quarter, we completed the purchase of an off-campus community serving Georgia Southern University."

     "We believe all parts of our business model are driving continued growth and financial success for our company," Bower said.

     OCCUPANCY AND LEASING

     Average economic occupancy for same communities owned and operated by EDR for more than one year was 92.2% for the quarter ended June 30, 2006 versus 90.8% for the same period last year. Average physical occupancy for same communities was approximately 89% for the quarters ended June 30, 2006 and June 30, 2005.

     As of July 31, 2006, 94% of all owned and operated beds are preleased for the 2006-2007 academic year compared to 93% of beds pre-leased at the same time last year. Approximately 93% of all beds managed by EDR are pre-leased as of July 31, 2006 versus 90% at the same time last year.

     Rental rates for the EDR owned and operated communities are expected to average 4.2% higher for the upcoming Fall lease year over rents in place at the end of the recently completed lease term.

     ACQUISITION AND DEVELOPMENT ACTIVITY

     On June 15, 2006, EDR completed its acquisition of Players Club, a 624-bed, off-campus community near Georgia Southern University in Statesboro, Georgia for $12.9 million. The community, one mile from Georgia's fourth largest university, is 79% pre-leased for the Fall 2006 term. EDR continues to evaluate high-quality, purpose-built collegiate communities for possible acquisition in 2006.

     In May, Allen & O'Hara Development Company LLC, the development company subsidiary of EDR, broke ground on a joint-venture development of a new 204-unit, 600-bed off-campus collegiate community two blocks from the campus of the University of North Carolina at Greensboro. EDR's taxable REIT subsidiary will provide development and construction management services on this project.

     In May, Allen & O'Hara Development Company also began construction on the development consulting project at Indiana University of Pennsylvania, part of a multi-phase, multi-year $250 million initiative, providing fees of more than $1.6 million.

     Allen & O'Hara Development Company commenced construction in June on a new 354-bed development consulting project at California University of Pennsylvania. This project is the company's third development assignment on the campus. The company is currently finishing work on a new 447-bed community set to open this month.

     During the second quarter, EDR completed two development consulting projects, including the 190-unit, 753-bed Blazer Hall at the University of Alabama - Birmingham and a 359-bed residence and Greek organization building at the University of Louisville which opened ahead of schedule.

     Development consulting services continue at Slippery Rock University, where two new buildings with 700 beds are set to open later this month. Two additional buildings with 690 beds are slated to open in October of 2006 and early 2007. Design of Phase II, with 1,000 beds, is under way and the scheduled construction start is slated for mid-2007.

     Construction nears completion on a development consulting project at the University of Colorado at Denver, where the 685-bed Campus Village Apartments are set to open this week adjacent to the

     Auraria Higher Education Center, a shared campus with Metropolitan State College and Community College of Denver.

     In addition, EDR expects to receive about $1.2 million in development and construction-management fees under a contract announced this past month to develop two new on-campus residence halls estimated at $31.7 million at the University of Alabama in Tuscaloosa, Ala. The development, known as Freshman Village, is slated to open in the fall of 2007 with 631 beds. Construction is set to start in September.

     PROPERTY MANAGEMENT UPDATE

     EDR's wholly-owned management company, Allen & O'Hara Education Services Inc., is engaged to manage operations at the recently completed Blazer Hall at UAB and Community Park at the University of Louisville, which are both 100% pre-leased for fall. In addition we will begin management at the soon-to-be-completed Campus Village in Denver.

     SUPPLEMENTAL INFORMATION

     EDR has scheduled a conference call for interested parties beginning at 11 a.m. (Eastern Time) on Tuesday, August 8, 2006, with Chairman, CEO and President Paul Bower, Executive Vice President and CFO Randy Brown and Executive Vice President and Chief Investment Officer Craig Cardwell, who will discuss the results.

     The conference call will be accessible by telephone and through the Internet. To access the call, participants from within the U.S. may dial
     866.510.0704 and participants from outside the U.S. may dial 617.597.5362. The pass code for this call is 23636498.

     Participants who prefer may access the call via the Internet at www.educationrealty.com or www.earnings.com, or institutional investors may log on to www.streetevents.com prior to the call.

     A taped rebroadcast of the earnings call will be available shortly after its completion on August 8 through August 15, 2006. To access the rebroadcast, the domestic number is 888.286.8010, the international number is 617.801.6888 and the pass code is 35699505. A replay of the call will also be available at www.educationrealty.com or www.earnings.com for 30 days following the call. The call will also be available for MP3 player download through www.reitcafe.com.

     ABOUT EDUCATION REALTY TRUST

     Education Realty Trust, Inc. (NYSE: EDR) is a real estate investment trust that owns, manages and develops high-quality collegiate student housing. Led by a team with more than 170 years of shared industry experience, EDR is one of America's largest owners and operators of collegiate student housing. Its portfolio includes 36,551 beds at 59 properties in 21 states. For more information please visit the company's Web site at www.educationrealty.com.

     "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

     Statements about the company's business that are not historical facts are "forward-looking statements." Forward-looking statements can be identified by such words as "expect," "should," "project," "forecast," "continue," "anticipate," "may," "believe," "will" or comparable terms and expressions. Such statements are based on current expectations. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks and uncertainties that could cause the company's future results, performance, or achievements to differ significantly from the results, performance, or achievements expressed or implied by such statements.

     Such risks are set forth under the captions "Item 1A. Risk Factors" and "Forward-Looking Statements" in our annual report on Form 10-K and under the caption "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" (or similar captions) in our quarterly reports on Form 10-Q, and as described in our other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and EDR undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.



                                       -#-

                  EDUCATION REALTY TRUST, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                  (Amounts in thousands, except per share data)


                                                                                         June 30, 2006  December 31, 2005
                                                                                         -------------  -----------------
                                                                                         (Unaudited)
 ASSETS
                      Student housing properties, net                                      $ 819,121       $ 620,305

                      Corporate office furniture, net                                            876             991

                      Cash and cash equivalents                                                5,247          61,662

                      Restricted cash                                                          9,525           6,738

                      Student contracts receivable, net                                          378             470

                      Receivable from affiliates                                                  98            --

                      Management fee receivable from third party                                 399             552

                      Goodwill and other intangibles, net                                      3,793           3,546

                      Other assets                                                             8,331           9,785
                                                                                           ---------       ---------

 TOTAL ASSETS                                                                              $ 847,768       $ 704,049
                                                                                           =========       =========

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Liabilities:
                      Mortgage loans, net of premium/discount                              $ 425,959       $ 328,335

                      Long term debt                                                          50,000            --

                      Line of credit and other short term debt                                15,400            --

                      Accounts payable and accrued expenses                                   10,308           9,370

                      Accounts payable affiliates                                               --               225
                      Deferred revenue                                                         6,655           7,660
                                                                                           ---------       ---------
 Total liabilities                                                                           508,322         345,590
                                                                                           ---------       ---------

 Minority interests                                                                           20,368          27,926
                                                                                           ---------       ---------


Commitments and contingencies                                                                   --              --

 Stockholders' equity:
                      Common stock, $.01 par value, 200,000,000 shares authorized,
                          26,384,939, and 26,263,889 shares issued and outstanding

                          June 30, 2006 and December 31, 2005, respectively                      264             263
                     Preferred shares, $0.01 par value, 50,000,000 shares authorized,

                           no shares issues and outstanding                                     --              --
                      Additional paid-in capital                                             337,506         351,664

                      Loan to shareholder                                                       --            (5,996)

                      Warrants                                                                   375             375
                      Accumulated deficit                                                    (19,067)        (15,773)
                                                                                           ---------       ---------
                                                                                             319,078         330,533
                                                                                           ---------       ---------

 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                $ 847,768       $ 704,049
                                                                                           =========       =========

                  EDUCATION REALTY TRUST, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                    UNAUDITED

                                                                            Three months ended     Three months ended
                                                                             June 30, 2006          June 30, 2005
                                                                            ------------------     ------------------
 REVENUES:
      Student housing leasing revenue                                       $     21,367           $     19,096
      Student housing food service revenue                                           807                    853
      Other leasing revenue                                                        3,434                   --
      Third-party development services                                               872                    173
      Third-party management services                                                699                    355
      Operating expense reimbursements                                             1,950                  1,378
                                                                            ------------           ------------
  Total revenues                                                                  29,129                 21,855
                                                                            ------------           ------------

 OPERATING EXPENSES:
      Student housing leasing operations                                           9,448                  8,308
      Student housing food service operations                                        724                    796
      General and administrative                                                   3,185                  2,401
      Depreciation and amortization                                                9,087                  9,392
      Reimbursable operating expenses                                              1,950                  1,378
                                                                            ------------           ------------
 Total operating expenses                                                         24,394                 22,275
                                                                            ------------           ------------

 Operating income (loss)                                                           4,735                   (420)

 NONOPERATING INCOME AND EXPENSES:
      Interest expense                                                             7,261                  4,228
      Amortization of deferred financing costs                                       279                    214
      Interest income                                                               (129)                  (205)
                                                                            ------------           ------------
  Total nonoperating expenses                                                      7,411                  4,237
                                                                            ------------           ------------

 Loss before equity in earnings of unconsolidated entities, income
   taxes, and minority interest                                                   (2,676)                (4,657)

 Equity in earnings of unconsolidated entities                                       142                    157
                                                                            ------------           ------------

 Loss before income taxes and minority interest                                   (2,534)                (4,500)
 Income tax expense (benefit)                                                        186                   (104)
                                                                            ------------           ------------
 Net loss before minority interest                                                (2,720)                (4,396)

 Minority interest                                                                  (206)                  (336)
                                                                            ------------           ------------
 NET LOSS                                                                   $     (2,514)          $     (4,060)
                                                                            ============           ============

EARNINGS PER SHARE INFORMATION:
 Loss per share - basic and diluted                                         $      (0.10)          $      (0.19)
                                                                            ============           ============

 Weighted-average common shares outstanding -
      Basic and diluted                                                       26,349,426             21,862,719
                                                                            ============           ============

               EDUCATION REALTY TRUST, INC. AND SUBSIDIARIES AND
                  EDUCATION REALTY TRUST PREDECESSOR CONDENSED
               CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                    UNAUDITED





                                                                                        Education         Education
                                                     Education          Education        Realty             Realty
                                                      Realty             Realty           Trust              Trust
                                                     Trust, Inc.        Trust, Inc.     Predecessor      Consolidated &
                                                    Consolidated       Consolidated      Combined          Combined
                                                  ----------------    ---------------  --------------    --------------
                                                     Six months         Six months      January 1 to      Six months
                                                    ended June 30,     ended June 30,    January 30      ended June 30,
                                                       2006                2005             2005             2005
                                                   --------------     ---------------  --------------    --------------
 REVENUES:
    Student housing leasing revenue                $     43,901      $     31,184      $      1,503      $     32,687

    Student housing food service revenue                  1,775             1,441               269             1,710

    Other leasing revenue                                 6,868                --                --                --

    Third-party development services                      1,427               182                --               182

    Third-party management services                       1,398               644               103               747

    Operating expense reimbursements                      3,745             2,064               671             2,735
                                                   ------------      ------------      ------------      ------------

 Total revenues                                          59,114            35,515             2,546            38,061
                                                   ------------      ------------      ------------      ------------

 OPERATING EXPENSES:

    Student housing leasing operations                   18,737            13,212               524            13,736

    Student housing food service operations               1,583             1,316               255             1,571

    General and administrative                            6,165             7,577               367             7,944

    Depreciation and amortization                        18,240            15,151               260            15,411

    Reimbursable operating expenses                       3,745             2,064               671             2,735
                                                   ------------      ------------      ------------      ------------

 Total operating expenses                                48,470            39,320             2,077            41,397
                                                   ------------      ------------      ------------      ------------


 Operating income (loss)                                 10,644            (3,805)              469            (3,336)

 NONOPERATING INCOME AND EXPENSES:

    Interest expense                                     14,131             6,805               479             7,284

    Exit fees on early repayment of mortgages                --             1,084                --             1,084

    Amortization of deferred financing costs                553               330                --               330

    Interest income                                        (338)             (484)               --              (484)
                                                   ------------      ------------      ------------      ------------

 Total nonoperating expenses                             14,346             7,735               479             8,214
                                                   ------------      ------------      ------------      ------------

  Loss before equity in earnings of
   unconsolidated entities, income taxes, and
   minority interest                                     (3,702)          (11,540)              (10)          (11,550)


 Equity in earnings of unconsolidated entities              425               228                27               255
                                                   ------------      ------------      ------------      ------------

 Income (loss) before income taxes and
   minority interest                                     (3,277)          (11,312)               17           (11,295)

 Income tax expense (benefit)                                82              (170)               --              (170)
                                                   ------------      ------------      ------------      ------------

 Net income (loss) before minority interest              (3,359)          (11,142)               17           (11,125)


 Minority interest                                          (65)             (767)               --              (767)
                                                   ------------      ------------      ------------      ------------
 Net income (loss)                                 $     (3,294)     $    (10,375)     $         17      $    (10,358)
                                                   ============      ============      ============      ============

EARNINGS PER SHARE INFORMATION:
 Loss per share - basic and diluted                $      (0.13)     $      (0.47)
                                                   ============      ============

 Weighted-average common shares outstanding -
      Basic and diluted                              26,309,154        21,859,108
                                                   ============      ============



                  EDUCATION REALTY TRUST, INC. AND SUBSIDIARIES
                           CALCULATION OF FFO AND FFOA
             (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                    UNAUDITED


                                                                  Three months ended June 30,          Six months ended June 30,
                                                              --------------------------------     -------------------------------
                                                                  EDR                 EDR               EDR               EDR
                                                              Consolidated        Consolidated      Consolidated      Consolidated
                                                                  2006                  2005           2006               2005
                                                               ------------       ------------     ------------       ------------
 Net loss                                                      $     (2,514)      $     (4,060)    $     (3,294)      $    (10,375)

 Real estate related depreciation and amortization                    8,999              9,317           18,068             15,019

 Minority interest expense                                             (206)              (336)             (65)              (767)
                                                               ------------       ------------     ------------       ------------

 FUNDS FROM OPERATIONS ("FFO")                                        6,279              4,921           14,709              3,877

 Elimination of one-time IPO related transactions:

     Compensation charge for profit interest units                     --                 --               --                4,039

      Write-off of fees associated with repayment of mortgage
         debt                                                          --                 --               --                1,084

      Loss of deferred revenue due to purchase accounting (1)          --                  616             --                1,027
                                                               ------------       ------------     ------------       ------------

 Impact of IPO related transactions                                    --                  616             --                6,150
                                                               ------------       ------------     ------------       ------------

 FUNDS FROM OPERATIONS -- ADJUSTED ("FFOA")                    $      6,279       $      5,538     $     14,709       $     10,027
                                                               ============       ============     ============       ============



FFO per weighted average potentially dilutive shares/units(2)  $       0.23       $       0.21     $       0.52       $       0.16
                                                               ============       ============     ============       ============
FFOA per weighted average potentially dilutive shares/units(2) $       0.23       $       0.23     $       0.52       $       0.42
                                                               ============       ============     ============       ============


WEIGHTED AVERAGE POTENTIALLY DILUTIVE SHARES/UNITS(2)            27,850,196         23,754,195      28,025,579         23,721,194
                                                               ============       ============     ============       ============


NOTES:

(1) - Represents the balance of deferred straight-lined rents and service fees at the time of the IPO acquisitions that would have been recognized by EDR during the reported period had it already owned the properties. Generally accepted accounting standards do not allow such deferred revenue items to be carried forward in an acquisition, resulting in a one-time, non-recurring loss of revenue.

(2) - Funds from operations and funds from operations -- adjusted per share were computed using weighted average shares and units outstanding, including the impact of dilutive securities.

     FFO is an important supplemental measure of operating performance for EDR. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that when compared year over year, reflects the impact to operations from trends in occupancy rate, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income.


     For a definition of FFO and a statement by management regarding the reasons for and significance of reporting FFO as a measure of performance, see Management's Discussion and Analysis of Financial Condition and Results of Operations in the EDR annual report on form 10-K for the year ended December 31, 2005.